Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Board of Directors
 Hallmark Financial Services, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-41220 and 333-140000) and Form S-3 (File No. 333-147598) of Hallmark Financial Services, Inc. and subsidiaries (the Company) of our report dated March 26, 2009, relating to the consolidated balance sheets of Hallmark Financial Services, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008 and all financial statement schedules, which report appears in the December 31, 2008 annual report on Form 10-K of Hallmark Financial  Services, Inc.

The aforementioned report, with respect to the consolidated financial statements of the Company, refers to the change, in 2006, in the Company’s method of accounting for stock-based compensation.

/s/ KPMG LLP
KPMG LLP
Dallas, Texas
March 26, 2009